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                                                                      EXHIBIT 99

                                    N2K INC.
                          55 Broad Street, 26th Floor
                               New York, New York


                                                October 15, 1997


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                Re:     N2K Inc.
                        Registration Statement on Form S-1
                        File No. 333-33105

Ladies and Gentlemen:

        N2K Inc. (the "Company") hereby respectfully requests the withdrawal of
Exhibit 10.19 to the above-captioned Registration Statement. The reason for the withdrawal is that the Company's negotiations with the other party have not progressed beyond the term sheet stage and the Company has consequently eliminated all related disclosure in the Registration Statement.


                                N2K INC.

                                By: /s/ Bruce Johnson
                                    ----------------------------------
                                    Name:  Bruce Johnson
                                    Title: Vice President, Secretary
                                           and Chief Financial Officer